  Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
For Common Stock
Offer to Exchange up to 100,000,000 shares of its Common Stock (in 20 share increments)
for up to $125,000,000 aggregate liquidation preference of its
6.00% Series B1 Cumulative Convertible Perpetual Preferred Stock
THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 16, 2022, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By Hand or Overnight Delivery:
Continental Stock Transfer & Trust Company
1 State Street - 30th Floor
Attn: Reorg
New York, New York 10004
If you have questions or need assistance, please contact D.F. King & Co., Inc. at Banks and Brokers, Call Collect: (212) 269-5550 All Others, Call Toll-Free (888) 644-6971.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT FOR THE OFFER.
PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE COMPLETING.

DESCRIPTION OF SHARES TENDERED

Name(s), Address(es) and of Registered Holder(s) and Number of Shares Tendered (shares may only be tendered in 20 share increments)

This Letter of Transmittal (this “Letter of Transmittal”) is being delivered to you in connection with the Offer by Exela to exchange up to 100,000,000 shares of its outstanding common stock, par value $0.0001 per share (the “Common Stock”), for its 6.00% Series B1 Cumulative Convertible Perpetual Preferred Stock (“Series B1 Preferred Stock”), with each 20 shares of Common Stock being exchangeable in the Offer for one share of Series B1 Preferred Stock having a liquidation preference of $25.00 per share of Series B1 Preferred Stock (an effective price of $1.25 per share of Common Stock), upon the terms and subject to the conditions set forth in the Offer. Each holder validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on the Expiration Date shall receive Series B1 Preferred Stock, subject to prorating. Common Stock may only be tendered in increments of 20 shares.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.
Capitalized terms used but not defined herein shall have the same meaning given them in the Offer to Exchange, dated April 18, 2022 (as may be amended and supplemented from time to time, the “Offer” or the “Offer to Exchange”) of Exela Technologies, Inc., a Delaware corporation (“we”, “us”, the “Company” or “Exela”).
THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. If shares of Common Stock are registered in different names, a separate Letter of Transmittal must be submitted for each registered owner. See Instruction 2 below.
The Offer is made upon the terms and subject to the conditions contained in the Offer Documents and will follow the procedures set forth in the Offer to Exchange, including those included in the section “The Offer”.
All tenders of shares of Common Stock pursuant to the Offer must be received by Continental Stock Transfer & Trust Company (the “Exchange Agent”) no later than 11:59 p.m., New York City time, on the Expiration Date. The Company will notify holders of shares of Common Stock of any extension by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
The Company may terminate the Offer at any time in its sole discretion.
The method of delivery of shares of Common Stock, Letters of Transmittal and all other required documents are at the election and risk of the holders of shares of Common Stock. It is recommended that registered mail properly insured, with receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. The Letter of Transmittal should not be sent to the Company.
A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein no later than 11:59 p.m., New York City time, on the Expiration Date. Any Letter of Transmittal received after such time will not be accepted.
The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.
This Letter of Transmittal is to be used if delivery of shares of Common Stock is to be made pursuant to the procedures for book-entry transfer, as described in the Offer to Exchange, to an account maintained by the Exchange Agent (as defined herein). Stockholders must tender their Shares in accordance with the guaranteed delivery procedures described in the Offer to Exchange. See Instruction 2.

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CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:
Account Number:	Transaction Code Number:

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CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT, ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):
Date of Execution of Notice of Guaranteed Delivery:
If delivered by book-entry transfer check box: ☐
Name of Tendering Institution:
Account Number:	Transaction Code Number:
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:
Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Exchange Agent the shares of Common Stock indicated below pursuant to the Offer.
Subject to and effective upon the acceptance for exchange of and exchange of validly tendered shares of Common Stock, by executing and delivering a Letter of Transmittal, the undersigned (i) irrevocably sell, assign and transfer, upon the order of the Company, all rights, title and interest in and to all the tendered shares of Common Stock, (ii) waive any and all rights with respect to the shares of Common Stock tendered and (iii) release and waive any and all claims or causes of action of any kind whatsoever, whether known or unknown that, directly or indirectly, arise out of or are in any manner connected with your or your successors’ and assigns’ ownership or acquisition of the shares of Common Stock, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case, that you, your successors and your assigns have, may have or may have had against us or any of our affiliates, directors, officers, associates, counsel or agents or representatives, whether current or former.
The undersigned acknowledges and agrees that the tender of shares of Common Stock made hereby may not be withdrawn except in accordance with the procedures set forth in the Offer to Exchange.
The undersigned represent and warrant that they have full power and authority to legally tender, sell, assign and transfer the shares of Common Stock tendered hereby and to acquire the Series B1 Preferred Stock issuable upon the exchange of such tendered shares of Common Stock, and that, when and if the shares of Common Stock tendered hereby are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of Common Stock free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned also warrant that they will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to transfer ownership of such shares of Common Stock.
The undersigned understand that the issuance of Series B1 Preferred Stock upon exchange of the shares of Common Stock is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. The Company has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Offer. No broker, dealer, salesperson, agent or other person, is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Offer.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.
The Company may terminate the Offer at any time in its sole discretion. The Company may not be required to accept all or any of the shares of Common Stock tendered hereby.
The undersigned understand that a valid tender of shares of Common Stock not made in acceptable form and risk of loss therefore does not pass until receipt by the Exchange Agent of this Letter of Transmittal, duly completed, dated and signed, together with all accompanying evidences of authority, including any other required documents. All questions as to the validity, form and eligibility of any tender of the shares of Common Stock hereunder (including time of receipt) and acceptance of tenders and withdrawals of shares of Common Stock will be determined by the Company in its sole discretion (which may delegate the power to make any determination in whole or in part to the Exchange Agent) and such determination shall be final and binding.
Questions and requests for assistance or for additional copies of the Offer to Exchange and this Letter of Transmittal may be directed to the Exchange Agent or Information Agent, whose addresses and telephone numbers appear on the final page of this Letter of Transmittal. See Instruction 6 below.

PLEASE SIGN HERE
(To be completed by all stockholders)
Signature(s):

(Signature(s) of Stockholder(s))
Dated:                 , 2022
(Must be signed by registered holder(s) exactly as the name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporations or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)
Name(s):	(Please Print)
Capacity (Full Title):
Address:
Daytime Area Code and Telephone Number:
Tax Identification or Social Security Number:
(See Substitute Form W-9)
GUARANTEE OF SIGNATURE(S)
(If Required — See Instructions 1 and 5)
FOR USE BY FINANCIAL INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Authorized Signature(s)
Name(s):	(Please Print)
Title:
Name of Firm:
Address:
Daytime Area Code and Telephone Number: Dated: , 2022

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.   Delivery of Letter of Transmittal.   This Letter of Transmittal is to be completed by holders of shares of Common Stock. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein no later than 11:59 p.m., New York City time, on the Expiration Date.
THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IT IS SUGGESTED THAT THE TENDERING HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SHARES OF COMMON STOCK WILL BE ACCEPTED. EXCEPT AS OTHERWISE PROVIDED BELOW, DELIVERY WILL BE MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE COMPANY.
Shares of Common Stock tendered pursuant to the Offer may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date, or such other time if this date is extended by the Company as described in the Offer to Exchange under the caption “The Offer — Expiration Date; Extensions; Amendments”. In order to be valid, a notice of withdrawal of tendered shares of Common Stock must comply with the requirements set forth in the Offer to Exchange under the caption “The Offer — Right of Withdrawal”.
2.   Signatures on Letter of Transmittal, Powers and Endorsements.   This Letter of Transmittal must be signed by or on behalf of the registered holder(s) of the shares of Common Stock tendered hereby.
If any of the shares of Common Stock tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal or any shares of Common Stock or powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of its authority so to act must be submitted with this Letter of Transmittal.
3.   Signatures for Name Change.   For a correction of name or a change in name which does not involve a change in ownership, you may proceed as follows: for a change in name by marriage, etc., this Letter of Transmittal should be signed, e.g., “Mary Doe, now by marriage, Mary Jones.” For a correction in name, this Letter of Transmittal should be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.”
You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the Series B1 Preferred Stock, as described above.
4.   Transfer Taxes.   The Company is not aware of any obligation of holders who tender their shares of Common Stock in the Offer to pay any transfer taxes. However, if any transfer tax would apply to the exchange offer, then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted to the Company by the tendering holder, the amount of such transfer taxes will be billed directly to the tendering holder.
5.   Validity of Tender; Irregularities.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered shares of Common Stock pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its sole discretion (and the Company may delegate the power to make any determination in whole or in part to the Exchange Agent). Any such determination will be final and binding. A holder’s tender will not be deemed to have been validly made until all defects or irregularities in such tender have been cured or waived. Neither the Company, the Exchange Agent, the Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any shares of Common Stock, or will incur any liability for failure to give any such notification. The Company reserves the absolute right to reject any or all tenders of any shares of Common Stock determined by the Company not to be in proper form, or if the acceptance of or exchange of such shares of Common Stock may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any conditions to the Offer that the Company is legally permitted to waive.
6.   Additional Copies.   Additional copies of this Letter of Transmittal may be obtained from the Information Agent at the address listed below.
7.   Important Tax Information.   Under U.S. federal income tax law, each tendering holder is required to either (i) provide its correct taxpayer identification number (“TIN”) by completing the copy of the Substitute Form W-9 attached to this Letter of Transmittal, certifying that (1) it is a “United States person” (as defined in section 7701(a)(30) of the Code), (2) the TIN provided is correct (or that such U.S. holder is awaiting a TIN) and (3) that it is exempt from backup withholding because (a) it has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) it has been notified by the IRS that it is no longer subject to backup withholding or (ii) otherwise establish an exemption. Failure to provide the information on the Substitute Form W-9 may subject the tendering holder to a $50 penalty imposed by the IRS and backup withholding at a rate of 28% on the cash received pursuant to the Offer. If a holder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for such statement, a $500 penalty may also be imposed by the IRS, in addition to any criminal penalty provided by law.
Certain tendering holders (including, among others, all corporations and certain “Non-U.S. Holders” (as such term is defined in the Offer to Exchange)) are exempt recipients not subject to backup withholding on the receipt of cash pursuant to the Offer. In order for a Non-U.S. Holder to qualify for this exemption, it must submit a properly completed IRS Form W-8 BEN or other Form W-8 to the Exchange Agent, certifying under penalties of perjury to the tendering holder’s exempt status. Such Form may be obtained from the website maintained by the IRS at www.irs.gov. Exempt holders, other than Non-U.S. Holders, should furnish their TIN, write “exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Exchange Agent. See the enclosed copy of the Substitute Form W-9, Request for Taxpayer Identification Number and Certification, and the Instructions to Form W-9 for additional instructions.
Non-U.S. Holders that are eligible for a reduced rate of U.S. federal withholding tax on dividends based on the provisions of a tax treaty with the United States should provide a duly executed IRS Form W-8BEN and should complete Sections 9 and 10 of that form to claim benefits under an applicable tax treaty. A copy of IRS Form W-8BEN can be found on the IRS website at the following link http://www.irs.gov/pub/irs-pdf/fw8ben.pdf. A Non-U.S. Holder should consult their own tax advisor regarding their eligibility to claim tax treaty benefits as well as any questions relating to Form W-8BEN.
Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by such holder from the IRS upon filing an income tax return, provided that the applicable information and forms are provided to the IRS and other requirements are satisfied.
SEE THE ENCLOSED SUBSTITUTE FORM W-9, REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION, FOR ADDITIONAL INFORMATION AND INSTRUCTIONS.
8.   Withdrawal of Tenders.   For a withdrawal of tendered shares of Common Stock to be effective, a written notice of withdrawal must be received by the Exchange Agent no later than 11:59 p.m., New York City time, on the Expiration Date at its address set forth on the cover of this Letter of Transmittal. Any such notice of withdrawal must: (i) specify the name of the person who tendered the shares of Common Stock to be withdrawn, (ii) contain the description of the shares of Common Stock to be withdrawn, and (iii) be signed by the holder of such shares of Common Stock in the same manner as the original signature on the

Letter of Transmittal by which such shares of Common Stock were tendered. If the shares of Common Stock to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not yet effected.
Any permitted withdrawal of shares of Common Stock may not be rescinded. Any shares of Common Stock properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer, provided, however, that withdrawn shares of Common Stock may be re-tendered again by following one of the appropriate procedures described herein at any time but no later than 11:59 p.m., New York City time, on the Expiration Date.
9.   Requests for Assistance or Additional Copies.   Questions relating to the procedure for tendering shares of Common Stock, requests for assistance or additional copies of the Offer to Exchange and this Letter of Transmittal may be directed to, and additional information about the offer may be obtained from, either the Exchange Agent or the Information Agent, whose addresses and telephone numbers appear on the back cover page of this Letter of Transmittal.

PAYERS NAME: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number or Employer Identification Number
Form W-9 Department of the Treasury, Internal Revenue Service
Payer’s Request	PART 2 — CERTIFICATION. — Under penalties of perjury, I certify that:
For Taxpayer Identification Number (“TIN”)
(1)
The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)
I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

      CERTIFICATION INSTRUCTION — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part 4 below.
Part 3
Awaiting TIN ☐
Part 4
Exempt TIN ☐

	Signature:	Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either: (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office; or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature	Date
NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU IN THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.
Manually signed facsimile copies of this Letter of Transmittal will be accepted. This Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder or such stockholder’s broker, dealer, hank, trust company or other nominee to the Exchange Agent at one of its addresses listed below.
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By Facsimile Transmission for	By Registered or Certified Mail:	By Hand Delivery or Overnight Courier:
Eligible Institutions Only: (212) 616-7610
For Confirmation of Receipt Only: (212) 509-4000 ext. 536	Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
	1 State Street — 30th Floor Attn: Reorg	1 State Street — 30th Floor Attn: Reorg
	New York, New York 10004	New York, New York 10004
Questions regarding the Offer, and requests for assistance in connection with the Offer, may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offering Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery or any other materials related to the Offer may he obtained from the Information Agent and will be furnished promptly free of charge. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers, Call Collect:
(212) 269-5550
All Others, Call Toll-Free:
(888) 644-6071
Email: exela@dfking.com